EXHIBIT 99.2

ITEM 6.	SELECTED FINANCIAL DATA

The following selected historical financial data is derived from our audited consolidated financial statements. Only our Consolidated Balance Sheets as of September 30, 2008 and 2007 and our Consolidated Statements of Operations, Consolidated Statements of Shareholders’ Equity (Deficit) and Comprehensive Income (Loss) and Consolidated Statements of Cash Flows for the years ended September 30, 2008, 2007 and 2006 are included elsewhere in this Annual Report on Form 10-K. On November 5, 2008, the Company’s board of directors committed to the shutdown of the growing products portion of the Home and Garden Business, which includes the manufacturing and marketing of fertilizers, enriched soils, mulch and grass seed, following an evaluation of the historical lack of profitability and the projected input costs and significant working capital demands for the growing product portion of the Home and Garden Business during Fiscal 2009. As of March 29, 2009, we completed the shutdown of the growing products portion of the Home and Garden Business and, accordingly, began reporting the results of operations of the growing products portion of the Home and Garden Business as discontinued operations. As of October 1, 2005, we began reporting the results of operations of Nu-Gro Pro and Tech as discontinued operations. We also began reporting the results of operations of the Canadian division of our Home and Garden Business as discontinued operations as of October 1, 2006, which business was sold on November 1, 2007. Therefore, the presentation of all historical continuing operations has been changed to exclude the growing products portion of the Home and Garden Business, the Nu-Gro Pro and Tech and the Canadian division of our Home and Garden Business but to include the remaining control products portion of the Home and Garden Business. The following selected financial data should be read in conjunction with our consolidated financial statements and notes thereto and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere herein.

	Fiscal Year Ended September 30,
	2008(1)	2007(2)	2006(3)	2005(4)	2004(5)
	(In millions, except per share data)
Statement of Operations Data:
Net sales	$2,426.6	$2,332.7	$2,228.5	$2,077.5	$1,417.2
Gross profit	920.1	876.7	871.2	821.9	606.1
Operating (loss) income(6)	(684.6)	(251.8)	(289.1)	202.6	156.2
(Loss) income from continuing operations before income taxes	(914.8)	(507.2)	(460.9)	69.2	90.5
(Loss) income from discontinued operations, net of tax(7)	(26.2)	(33.7)	(2.5)	2.3	(0.4)
Net (loss) income(8)(9)(10)	(931.5)	(596.7)	(434.0)	46.8	55.8
Restructuring and related charges—cost of goods sold	$16.5	$31.3	$21.1	$10.5	$(0.8)
Restructuring and related charges—operating expenses	22.8	66.7	33.6	15.8	12.2
Other expense (income), net(11)	1.2	(0.3)	(4.1)	(0.7)	—
Interest expense	$229.0	$255.8	$175.9	$134.1	$65.7
Per Share Data:
Net (loss) income per common share:
Basic	$(18.29)	$(11.72)	$(8.77)	$1.07	$1.67
Diluted	(18.29)	(11.72)	(8.77)	1.03	1.61
Average shares outstanding:
Basic	50.9	50.9	49.5	43.7	33.4
Diluted(12)	50.9	50.9	49.5	45.6	34.6
Cash Flow and Related Data:
Net cash (used) provided by operating activities	$(10.2)	$(32.6)	$44.5	$216.6	$96.1
Capital expenditures(13)	18.5	23.2	55.6	60.5	26.9
Depreciation and amortization (excluding amortization of debt issuance costs)(13)	85.0	77.4	82.6	68.5	40.6
Balance Sheet Data (at fiscal year end):
Cash and cash equivalents	$104.8	$69.9	$28.4	$29.9	$14.0
Working capital(14)	371.5	370.2	397.2	490.6	251.9
Total assets	2,247.5	3,211.4	3,549.3	4,022.1	1,634.2
Total long-term debt, net of current maturities	2,474.8	2,416.9	2,234.5	2,268.0	806.0
Total debt	2,523.4	2,460.4	2,277.2	2,307.3	829.9
Total shareholders’ (deficit) equity	(1,027.2)	(103.8)	452.2	842.7	316.0

(1)	Fiscal 2008 includes restructuring and related charges—cost of goods sold of $16.5 million, and restructuring and related charges—operating expenses of $22.8 million. See Note 16, Restructuring and Related Charges, of Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for further discussion.

(2)	Fiscal 2007 includes restructuring and related charges—cost of goods sold of $31.3 million, and restructuring and related charges—operating expenses of $66.7 million. See Note 16, Restructuring and Related Charges, of Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for further discussion.

(3)	Fiscal 2006 includes restructuring and related charges—cost of goods sold of $21.1 million, and restructuring and related charges—operating expenses of $33.6 million. See Note 16, Restructuring and Related Charges, of Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for further discussion.

(4)	Fiscal 2005 selected financial data was impacted by two significant acquisitions completed during the fiscal year. The United acquisition was completed on February 7, 2005 and the Tetra acquisition was completed on April 29, 2005.

Fiscal 2005 includes restructuring and related charges—cost of goods sold of $10.5 million, and restructuring and related charges—operating expenses of $15.8 million.

(5)	Fiscal 2004 selected financial data was impacted by two acquisitions completed during the fiscal year. The Ningbo Baowang Battery Company, Ltd. acquisition was completed on March 31, 2004 and the Microlite acquisition was completed on May 28, 2004. Fiscal 2004 includes restructuring and related charges—cost of goods sold of $(0.8) million, and restructuring and related charges—operating expenses of $12.2 million.

(6)	During Fiscal 2008, 2007 and Fiscal 2006, pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” (“SFAS 142”), issued by the Financial Accounting Standards Board (“FASB”), we conducted our annual impairment testing of goodwill and indefinite-lived intangible assets. As a result of these analyses we recorded non-cash pretax impairment charges of approximately $861 million, $362 million and $433 million in Fiscal 2008, Fiscal 2007 and Fiscal 2006, respectively. See the “Critical Accounting Policies—Valuation of Assets and Asset Impairment” section of Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations as well as Note 2(i), Significant Accounting Policies—Intangible Assets, of Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for further details on these impairment charges.

(7)	Fiscal 2007 loss from discontinued operations, net of tax, includes a non-cash pretax impairment charge of approximately $45 million to reduce the carrying value of certain assets, principally consisting of goodwill and intangible assets, relating to our Canadian Division of the Home and Garden Business in order to reflect the estimated fair value of this business. Fiscal 2008 loss from discontinued operations, net of tax, includes a non-cash pretax impairment charge of approximately $8 million to reduce the carrying value of intangible assets relating to our growing products portion of the Home and Garden Business in order to reflect the estimated fair value of this business. See Note 5, Assets Held for Sale, and Note 11, Discontinued Operations, of Notes to Consolidated Financial Statements included in this Annual Report on Form 10-K for information relating to these impairment charges.

(8)	Fiscal 2008 income tax benefit of $9.5 million includes a non-cash charge of approximately $222.0 million which increased the valuation allowance against certain net deferred tax assets.

(9)	Fiscal 2007 income tax expense of $55.8 million includes a non-cash charge of approximately $180.1 million which increased the valuation allowance against certain net deferred tax assets.

(10)	Fiscal 2006 income tax benefit of $29.4 million includes a non-cash charge of approximately $29.3 million which increased the valuation allowance against certain net deferred tax assets.

(11)	Fiscal 2006 includes a $7.9 million net gain on the sale of our Bridgeport, CT manufacturing facility, acquired as part of the Remington acquisition and subsequently closed in Fiscal 2004, and our Madison, WI packaging facility, which was closed in our fiscal year ended September 30, 2003 (“Fiscal 2003”).

(12)	Fiscal 2008, 2007 and 2006 does not assume the exercise of common stock equivalents as the impact would be antidilutive.

(13)	Amounts reflect the results of continuing operations only.

(14)	Working capital is defined as current assets less current liabilities.

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